PRICING SUPPLEMENT NO. 81                                         Rule 424(b)(3)
DATED: January 5, 2001                                        File No. 333-31980
(To Prospectus dated August 8, 2000,
and Prospectus Supplement dated August 11, 2000)

                                 $3,035,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $100,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 01/08/2001  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 01/08/2002        CUSIP#: 073928SF1

Option to Extend Maturity:       No       [x]
                                 Yes      [ ]     Final Maturity Date:


                                             Optional                Optional
                         Redemption          Repayment               Repayment
Redeemable On            Price(s)            Date(s)                 Price(s)
-------------          --------------      -------------            -----------
     N/A                    N/A                N/A                     N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate:  N/A

[ ]     Commercial Paper Rate                   Minimum Interest Rate:  N/A

[x]     Federal Funds Rate                      Interest Reset Date(s): Daily

[ ]     Treasury Rate                           Interest Reset Period:  Daily

[ ]     LIBOR Reuters                           Interest Payment Date(s):  *

[ ]     LIBOR Telerate

[ ]     Prime Rate

[ ]     CMT Rate

Initial Interest Rate: **                     Interest Payment Period: Quarterly

Index Maturity:   N/A

Spread (plus or minus): +0.18%

*    On the 8th of April, July, October and at Maturity.

**   Federal Funds Open Rate on January 8, 2001 plus 18 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.